EXHIBIT 10.4

FORM OF
MEMORANDUM OF AGREEMENT

Original MEMORANDUM OF AGREEMENT
Norwegian Shipbroker’s Association’s Memorandum of Agreementfor sale and purchase of ships.  Adopted by The Baltic and international Maritime Council (BIMCO) in 1956.
Code-name
SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Dated:	______________________________

_______________________________________ hereinafter called the Sellers, have agreed to sell, and	1

___________________________________________________ , Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 hereinafter called the Buyers, have agreed to buy the			2

Name: __________________________________________			3

Classification Society/Class:			4

Built:		By:	5

Flag:		Place of Registration:	6

Call sign:		Grt/Nrt:	7

Register Number:			8

hereinafter called the Vessel, on the following terms and conditions:			9

Definitions			10

"Banking days" are days on which banks are open both in the country of the currency.			11
Stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.			12
"in writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa,			13
a registered letter, telex, telefax or other modern form of written communication			14
"Classification Society" or "Class" means the Society referred to in line 4			15

1.	Purchase Price:	USD _______________________________________cash on delivery, without any deductions into Sellers' nominated bank account with Sellers nominated first class international bank	16

2.	Deposit		17

As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10%			18
(ten percent) of the Purchase Price within 3 (three) banking days after all subjects lifted and after signing a fax copy by both Buyers and Sellers of this Agreement.			19
This deposit shall be placed with Sellers nominated international 1st class bank,			20
and held by them in an interest bearing joint account for the Sellers and the Buyers, to be released in accordance			21
with joint written instructions of the Sellers and the Buyers. Interest~~, if any,~~ to be credited to the			22
Buyers.			23
Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.	24

3.	Payment	25

The said Purchase Price shall be paid in full free of bank charges to Sellers account with Sellers same nominated international 15t class bank as per Cl. 2		26
on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect		27
physically ready for delivery in accordance with the terms and conditions of this		28
Agreement and Notice of Readiness has been given in accordance with Clause 5.		29

4.	Inspections	25

a)*	The Buyers have inspected and accepted the Vessel's classification records. The Buyers	31
	have also inspected the Vessel at/~~in~~ __________________ on ____________________	32
	and have accepted the Vessel following this inspection and the sale is outright and	33
	definite, subject only to the terms and conditions of this Agreement.	34

~~b)*~~	~~The Buyers shall have the right to inspect the Vessel's classification records and declare~~	~~35~~
	~~whether same are accepted or not with in March 18th, 2005~~	~~36~~

	~~The Seller shall provide for inspection of the Vessel at/in Cristobal on 10th March 05~~	~~37~~

	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~	~~38~~
	~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~	~~39~~
	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers~~	~~40~~
	~~During the inspection, the Vessel's deck and engine log books shall be made available for~~	~~41~~
	~~examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall~~	~~42~~
	~~become outright and define, subject only to the terms and conditions of this Agreement,~~	~~43~~
	~~provided the Sellers receive written notice of acceptance from the Buyers within 72 hours~~	~~44~~
	~~after completion of such inspection. March 18th, 2005~~	~~45~~
	~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be~~	~~46~~
	~~received by the Sellers as aforesaid, the deposit together with interest earned shall be~~	~~47~~
	~~released immediately to the Buyers, whether this Agreement shall be null and void.~~	~~48~~

	4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of	49
	deletions, alternative 4a) to apply.	50

5.	Notices, time and place of delivery	51

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall	52
	provide the Buyers with 21, 15 , 10, 7 and 5 days notice of the estimated time of arrival at	53
	the intended place of ~~drydocking/underwater inspection/~~delivery and 3, 2, 1 days definite notices of the date Sellers expect the vessel to be ready for delivery. Intended delivery port to be nominated concurrently with the 15th and 7th days notices. When	54
	the Vessel is at the place of delivery and in every respect physically ready for delivery in	55
	accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.	56

b)	The Vessel shall be delivered and taken over free of cargo and charter safely afloat at a safe and accessible port or berth ~~or anchorage at/~~in	57
	Euromed, UK Cont, incl. Baltic Sea, Caribs, USAC, USG, USWC, ECC	58
	area in the Sellers' option or any other safe port/berth as mutually agreed.	59
	Expected time of delivery: The vessel shall be between ___________________________ in Seller's option	60
	Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): June 15th 2005 in Buyers' option	61

c)	If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the	62
	Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in	63
	writing stating the date when they anticipate that the Vessel will be ready for delivery and	64
	propose a new cancelling date. Upon receipt of such notification the Buyers shall have the	65
	option of either cancelling this Agreement in accordance with Clause 14 within 7 running	66
	days of receipt of the notice or of accepting the new date as the new cancelling date. If the	67
	Buyers have not declared their option within 7 running days of receipt of the Sellers'	68
	notification or if the Buyers accept the new date, the date proposed in the Sellers'	69
	notification shall be deemed to be the new cancelling date and shall be substituted for	70
	the cancelling date stipulated in line 61.	71
	If this Agreement is maintained with the new cancelling date all other terms and conditions	72
	hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full	73
	force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any	74
	claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by	75
	The original cancelling date	76

d)	Should the Vessel become an actual, constructive or compromised total loss before	77
	delivery the deposit together with interest earned shall be released immediately to	78
	the Buyers whereafter this Agreement shall be null and void	79

6.	Drydocking / Divers Inspection	80

a)**	~~The Seller shall place the Vessel in drydock at the port of delivery for inspection by the~~	81
	~~Classification Society of the Vessel's underwater parts below the deepest load line, the~~	82
	~~extent of the inspection being in accordance with the Classification Society's rules. If the~~	83
	~~rudder, propeller, bottom or other underwater parts below the deepest load line are found~~	84
	~~broken, damaged or defective so as to affect the Vessel's class, such defects shall be made~~	85
	~~good at the Sellers' expense to the satisfaction of the Classification Society without~~	86
	~~condition/recommendation*.~~	87

b)**	(i) The Vessel is to be delivered without drydocking. However, the Buyers shall	88
	have the right at their expense to arrange for an underwater inspection by a diver approved	89
	by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their	90
	cost make the Vessel available for such inspection. The extent of the inspection and the	91
	conditions under which it is performed shall be to the satisfaction of the Classification	92
	Society. If the conditions at the port of delivery are unsuitable for such inspection, the	93
	Sellers shall make the Vessel available at a suitable alternative place near to the delivery	94
	port.	95

	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load	96
	line are found broken, damaged or defective so as to affect the Vessel's class, then unless	97
	repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers	98
	shall arrange for the Vessel to be drydocked at their expense for inspection by the	99
	Classification Society of the Vessel's underwater parts-below the deepest load line, the	100
	extent of the inspection being in accordance with the Classification Society's rules. If the	101

	rudder, propeller, bottom or other underwater parts below the deepest load line are found	102
	broken, damaged or defective so as to affect the Vessel's class, such defects shall be	103
	made good by the Sellers at their expense to the satisfaction of the Classification Society	104
	without condition/recommendation*. In such event the Sellers are to pay also for the cost of	105
	the underwater inspection and the Classification Society's attendance.	106

	(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-	107
	docking facilities are available at the port of delivery, the Sellers shall take the Vessel	108
	to a port where suitable drydocking facilities are available, whether within or outside the	109
	delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall	110
	deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the	111
	purpose of this Clause, become the new port of delivery. In such event the cancelling date	112
	provided for in Clause 5 b) shall be extended by the additional time required for the	113
	drydocking and extra steaming, but limited to a maximum of 14 running days.	114

c)	If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above	115

	(i) the Classification Society may require survey of the tailshaft system, the extent of	116
	the survey being to the satisfaction of the Classification surveyor. If such survey is not	117
	required by the Classification Society, the Buyers shall have the right to require the tailshaft	118
	to be drawn and surveyed by the Classification Society, the extent of the survey being in	119
	accordance with the Classification Society's rules for tailshaft survey and consistent with	120
	the current stage of the Vessel's survey cycle. The Buyers shall declare whether they	121
	require the tailshaft to be drawn and surveyed not later than by the completion of the	122
	Inspection by the Classification Society. The drawing and refitting of the tailshaft shall be	123
	arranged by the Sellers. Should any parts of the tailshaft system be condemned or found	124
	defective so as to affect the Vessel's class, those parts shall be renewed or made good at	125
	the Sellers' expense to the satisfaction of the Classification Society without	126
	condition/recommendation*.	127

	(ii) the expenses relating to the survey of the tailshaft system shall be borne	128
	by the Buyers unless the Classification Society requires such survey to be carried out, in	129
	which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses	130
	if the Buyers require the survey and parts of the system are condemned or found defective	131
	or broken so as to affect the Vessel's class*.	132

	(iii) the expenses in connection with putting the Vessel in and taking her out of	133
	drydock, including the drydock dues and the Classification Society's fees shall be paid by	134
	the Sellers if the Classification Society issues any condition/recommendation* as a result	135
	of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers	136
	shall pay the aforesaid expenses, dues and fees.	137

	(iv) the Buyers' representative shall have the right to be present in the drydock, but	138
	without interfering with the work or decisions of the Classification surveyor.	139

	(v) the Buyers shall have the right to have the underwater parts of the Vessel	140
	cleaned and painted at their risk and expense without interfering with the Sellers' or the	141
	Classification surveyors work, if any, and without affecting the Vessel's timely delivery. If,	142
	however, the Buyers' work in drydock is still in progress when the Sellers have	143
	Completed the work which the Sellers are required to do, the additional docking time	144
	needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event	145
	that the Buyers' work requires such additional time, the Sellers may upon completion of the	146
	Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock	147
	and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether	148
	the Vessel is in drydock or not and irrespective of Clause 5 b).	149

*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	150
	without condition/recommendation are not to be taken into account.	151

**	6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions,	152
	Alternative 6 a) to apply	153

7.	Spares/bunkers, etc.	154

	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on	155
	Shore and on order at the time of physical inspection. All equipment/spare parts and spare equipment including full communication equipment, spare anchors, navigational and computer equipment, wireless installations and navaids, spare tail-end shaft(s) and/or spare	156
	propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or	157
	unused, whether on board or not shall become the Buyers' property, ~~but spares are to be~~	158
	~~excluded~~ at no extra cost. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to	159
	replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which	160
	are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the	161
	property of the Buyers. The radio installation and navigational equipment shall be included in the sale	162
	without extra payment ~~if they are the property of the Sellers~~. Unused stores ~~and provisions~~ shall be	163
	included in the sale and be taken over by the Buyers without extra payment. Any running/maintenance system and their logs concerning the vessel to be included in the sale. Furthermore broached and unbroached stores (including unbroached paint) as on board to be included in the sale.	164

	The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the	165
	Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc,	166
	exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's,	167
	Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale,	168
	as well as the following additional items (including items on hire):	169
— — — — — — — —
crew recreational equipment incl. Crew's personal PC's and laptops certificates which Sellers have to return to issuing authorities according to law, but Buyers to have the right to take copies of such certificates log books, but Buyers to have the right to take copies of same
Iridium Crew satellite telephone
Unitor gas bottles
Chartco equipment
Videotel library
Chartco equipment

	The Buyers shall take over ~~the remaining bunkers and~~ unused lubricating oils in storage tanks (oil shall not have passed through the vessels system) and	170
	sealed drums and pay at Sellers' last paid net contract price after discounts as evidenced by supporting invoices/vouchers ~~the current net market price (excluding barging expenses) at the port and date~~	171
	~~of delivery of the Vessel~~	172
	Payment under this Clause shall be made at the same time and place and in the same currency as	173
	the Purchase Price. Bunkers on board are Pool's property and shall be taken over without payment to Sellers, as the ship will remain In the pool.	174

8.	Documentation see Cl. 17.	175

	The place of closing: Hamburg or Monaco, to be mutually agreed	176

	In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery	177
	documents ~~namely~~: Buyers and Sellers shall within 10 days after date of signing MoA provide a list of closing documents which are to be mutually agreed and attached to the MoA as an addendum.	178

~~a)~~	~~Legal Bill of Sale in a form recordable in _____________ (the country in which the Buyers are)~~	~~179~~
	~~to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages~~	~~180~~
	~~and maritime liens or any other debts or claims whatsoever, duly notarially attested and~~	~~181~~
	~~legalized by the cousul of such country or other competent authority.~~	~~182~~

~~b)~~	~~Current Certificate of Ownership issued by the competent authorities of the flag state of~~	~~183~~
	~~the Vessel~~	~~184~~

~~c)~~	~~Confirmation of Class issued within 72 hours prior to delivery.~~	~~185~~

~~d)~~	~~Current Certificate issued by the competent authorities stating that the Vessel is free from~~	~~186~~
	~~registered encumbrances~~	~~187~~

~~e)~~	~~Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of~~	~~188~~
	~~deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the~~	~~189~~
	~~registry does not as a matter of practice issue such documentation immediately, a written~~	~~190~~
	~~undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a~~	~~191~~
	~~Certificate or other official evidence of deletion to the Buyers promptly and latest within 4~~	~~192~~
	~~(four) weeks after the Purchase Price has been paid and the Vessel has been delivered.~~	~~193~~

~~f)~~	~~Any such additional documents as may reasonably be required by the competent authorities~~	~~194~~
	~~for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such~~	~~195~~
	~~documents as soon as possible after the date of the Agreement~~	~~196~~

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of		197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the		198
Buyers.		199

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) ~~as-well-as-all~~		200
~~plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also~~		~~201~~
~~be handed over to the Buyers unless the Sellers are required to retain same, in which case the~~		~~202~~
~~Buyers to have the right to take copies. Other technical documentation which may~~		~~203~~
~~Be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so~~		~~204~~
~~request. The Sellers may keep the Vessels log books but the Buyers to have the right to take~~		~~205~~
~~copies of same.~~		~~206~~

9.	Encumbrances	207

The Sellers warrant that the Vessel, at the time of delivery, is free from any and all charters, encumbrances, Mortgages, and maritime liens and taxes or any other debts or claim whatsoever.		208
The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made		209
against the vessel which have been incurred prior to the time of delivery.		210
211

10.	Taxes, etc.	212

	Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag	213
	shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers'	214
	register shall be for the Sellers' account.	215

11.	Condition on delivery see also Cl. 22	216

	The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is	217
	Delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be	218
	delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the	219
	Vessel shall be delivered with her class maintained without notation/ condition/ recommendation*,	220
	free of average damage affecting the Vessels class, and with all of her classification certificates, trading certificates and	221
	national / international certificates, as well as all other certificates the Vessel had at the time of inspection, clean, valid and	222
	unextended without notation/condition/recommendation* by Class or the relevant authorities for a minimum period of 6 (six) months at the time of	223
	delivery.	224
	"inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4a) or 4b), if	225
	applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over	226
	without inspection, the date of this Agreement shall be the relevant date.	227

*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	228
	without condition/recommendation are not to be taken into account.	229

12.	Name / markings	230

	Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.	231

13.	Buyers' default	232

	Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this	233
	Agreement, and they shall be entitled to claim compensation for their losses and for all expenses	234
	incurred together with interest.	235
	Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to	236
	cancel the Agreement, in which case the deposit together with interest earned shall be released to the	237
	Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further	238
	compensation for their losses and for all expenses incurred together with interest.	239

14.	Sellers' default	240

	Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready	241
	to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have	242
	the option of cancelling this Agreement provided always that the Sellers shall be granted a	243
	maximum of 3 banking days after Notice of Readiness has been given to make arrangements	244
	for the documentation set out in Clause 8. If after Notice of Readiness has been given but before	245
	the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not	246
	made physically ready again in every respect by the date stipulated in line 61 and new Notice of	247
	Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect	248
	to cancel this Agreement the deposit together with interest earned shall be released to them	248
	immediately .	250
	Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready	251

to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for		252
their loss and for all expenses together with interest if their failure is due to proven		253
negligence and whether or not the Buyers cancel this Agreement.		254

15.	Buyers' representatives	255

After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers		256
have the right to place two representatives on board the Vessel at their sole risk and expense ~~upon~~		257
~~arrival at on or about~~		258
These representatives are on board for the purpose of familiarisation and in the capacity of		259
observers only, and they shall not interfere in any respect with the operation of the Vessel. The		260
Buyers' representatives shall sign the Sellers' ~~letter of indemnity~~ P+l indemnity form prior to their embarkation.		261

16.	Arbitration	262

a)*	This Agreement shall be governed by and construed in accordance with English law and	263
	any dispute arising out of this Agreement shall be referred to arbitration in London in	264
	accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or	265
	re-enactment thereof for the time being in force, one arbitrator being appointed by each	266
	party. On the receipt by one party of the nomination in writing of the other party's arbitrator,	267
	that party shall appoint their arbitrator within fourteen days, failing which the decision of the	268
	single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree	269
	they shall appoint an umpire whose decision shall be final. Disputes of less than USD 50.000. (Fifty Thousand US Dollars) to be settled in accordance with LMAA's small claims procedure.	270

~~b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the~~	~~271~~
	~~United States Code and Law of the State of New York and should any dispute arise out of~~	~~272~~
	~~this Agreement, the matter in dispute shall be referred to three persons at New York, one to~~	~~273~~
	~~be appointed by each of the parties hereto, and the third by the two so chosen; their~~	~~274~~
	~~decision or that of any two of them shall be final, and for purpose of enforcing any award, this~~	~~275~~
	~~Agreement may be made a rule of the Court.~~	~~276~~
	~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime~~	~~277~~
	~~Arbitrators, Inc. New York.~~	~~278~~

~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at~~	~~279~~
	~~___________________________________________, subject to the procedures applicable there~~	~~280~~
	~~The laws of _____________ shall govern this Agreement.~~	~~281~~

*	16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of	282
	deletions, alternative 16 a) to apply.	283

Clause 17 to 21 both inclusive as herewith attached shall form an integral part of this Memorandum of Agreement.

Appendix to Memorandum of Agreement dated ________________
MT _________________

Cl. 17	The Sellers to assist the Buyers and provide all information and copies of all Certificates that may be reasonably required for the Buyers registration and/or Change of flag.

At the time of delivery , Sellers to hand over one complete set of manuals/instruction books and plans/drawings pertaining to 'Colin Jacob' and her equipment on board. A further set of such documents, in addition to all other technical documentation the Sellers have in their possession, shall be delivered to the Buyers' office, with forwarding costs, if any, for Byuers' account.

Cl. 18
The Sellers confirm that to the best of their knowledge the vessel is not, and will not be at the time of delivery, blacklisted by any port, terminal, nation or organisation and is eligible for trading to/bunkering in any part of the world.

Cl. 19
Vessel to continue to be traded in the Jacob-Scorpio Tanker Pool with an extended lock-in period of three years, provided the Pool remains in existance as provided in the Pool Agreement. The new Principals are not to time-charter out the vessel unless the Pool so decides.

A seperate Supplement Agreement hereto will be issued and signed by both prior to signing this Memorandum of Agreement.

Cl. 20
The details of the sale to be kept private and confidential as long as possible. should, however, details of the sale become known or reported on the market, neither the Buyers, nor the Sellers shall have the right to withdraw from the sale or fail to fulfil their obligations under this Memorandum of Agreement.

Cl. 21
At the time of delivery the vessel and all her equipment (incl. Tank Cleaning System and segregated ballast tanks) to comply with Marpol, USCG and IMO-regulations as evidenced by statutory certificates.

On behalf of the Sellers	On behalf of the Buyers

Addendum No. 1
to the
MOA dates _______________ – MT ________________
made between

 ___________________ (the Sellers)

and
             ___________________ (the Buyers)

It has been today mutually agreed between the Sellers and the Buyers that following documents are to be provided by Sellers respectively Buyers as per Clause 8 of the above mentioned Memorandum of Agreement at the time of delivery.

I.	List of documents to be provided by the Sellers

1.	Bill of sale (3 originals) notarised and in a form acceptable to the Marshall Islands Maritime Authority
2.
Certified Minutes of the Board of directors approving the sale of the vessel and the MOA and appointing relevant attorneys to attend the closing meeting and the physical delivery of the vessel and to sign all relevant documentation (including but not limited to the MOA, the protocol of delivery and acceptance, the deposit release letter, etc.)

3.	Certified Power of attorney
4.	Extract from the public registry
5.	Copies of the Articles of Association/by laws in German
6.	Transcript of registry showing that the vessel is registered in the name of the Sellers and free of any registered encumbrances dated as of the date of closing (to be faxed with originals to follow)
7.	Deletion certificate issued by the registry from which the vessel is presently registered (to be faxed with original to follow)
8.	Confirmation of class issued within 72 hours prior to delivery (after underwater survey)
9.	Letter confirming no blacklisting (clause 18 of the MOA)
10.	Letter confirming that the vessel has not touched bottom since per delivery to the sellers and/or her last dry-dock
11.	List of outstanding guarantee claims
12.	Within 15 days from the delivery of the Vessel, one copy of the Vessel's current complete CSR File certified by the flag administration from which the vessel is being transferred

II.	List of documents to be provided by the Buyers

1.
Minutes of the Board of directors (with signatures to be certified by a Notary Public in Monaco) approving the purchase of the vessel and the MOA and appointing relevant attorneys to attend the closing meeting and the physical delivery of the vessel and to sign all relevant documentation (including but not limited to the MOA, the protocol of delivery and acceptance, the deposit release letter, etc.)

2.	Power of attorney (with signatures to be certified by a Notary Public in Monaco)
4.	Certificate of Goodstanding
5.	Copies of the Articles of Association/by laws
6.	Certificate of Incumbency
7.	Payment Letter

On behalf of the Sellers	On behalf of the Buyers

Date __________________